    As filed with the Securities and Exchange Commission on April 7, 1998.

                                               Registration No. 333-
--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             DELTA AIR LINES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                          58-0218548
-------------------------------                   ------------------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation  or organization)                         Identification No.)


Hartsfield Atlanta International Airport, Atlanta, Georgia       30320
-----------------------------------------------------------   ----------
        (Address of Principal Executive Offices)              (Zip Code)

                           1989 STOCK INCENTIVE PLAN
                            OF DELTA AIR LINES, INC.
                     ------------------------------------
                            (Full title of the plan)

                             Robert S. Harkey, Esq.
              Senior Vice President - General Counsel & Secretary
                             Delta Air Lines, Inc.
                    Hartsfield Atlanta International Airport
                            Atlanta, Georgia 30320
          ----------------------------------------------------------
                    (Name and address of agent for service)

                                (404) 715-2387
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                          ___________________________

                        CALCULATION OF REGISTRATION FEE

                                                              Proposed           Proposed
Title of                                                      maximum            maximum
securities                             Amount                 offering          aggregate          Amount of
to be                                   to be                price per           offering         registration
registered                         registered (1)            share (2)          price (2)             fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $3.00 per share        3,800,000 shares              $117.00         $444,600,000          $131,157
Rights (3)                             --                         --                --                  --
-------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares of Common Stock of Registrant which may become issuable pursuant to Registrant's 1989 Stock Incentive Plan by reason of applicable anti-dilution provisions.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low sales prices per share of Common Stock of Registrant as reported on the New York Stock Exchange on April 2, 1998.

(3) Each share of Common Stock of Registrant includes one preferred stock purchase right ("Right") to be issued pursuant to the terms and conditions of the Rights Agreement dated as of October 24, 1996, between Registrant and First Chicago Trust Company of New York, as Rights Agent. Each Right, when exercisable, would entitle its registered holder to purchase one one-hundredth of a share of Series D Junior Participating Preferred Stock of Registrant at an exercise price of $300, subject to adjustment in certain circumstances. The Rights will expire at the close of business on November 4, 2006, unless earlier exchanged or redeemed by Registrant.

Pursuant to Rule 429, this Registration Statement also relates to 8,070,240 shares of Common Stock of the Company reserved for issuance under the Plan as of December 31, 1997 which were previously registered under a Form S-8 Registration Statement (File No. 33-52045).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been previously filed by Delta Air Lines, Inc. ("Delta" or the "Company") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

     (a)  Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

     (b)  Quarterly Report on Form 10-Q for the quarter ended September 30,
1997;

     (c) Quarterly Report on Form 10-Q for the quarter ended December 31, 1997; and

     (d) The description of the Company's Common Stock which is contained in its registration statement filed under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including all amendments and reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities registered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the shares of Common Stock and the Rights attached thereto has been passed upon for the Company by Robert S. Harkey, Esq., Senior Vice President - General Counsel & Secretary of the Company. At March 31, 1998, Mr. Harkey beneficially owned 11,327 shares of Common Stock of the Company; had options to purchase 66,500 shares of Common Stock of the Company under the Plan; and beneficially owned 86 shares of Series B ESOP Convertible Preferred Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighteenth of the Certificate of Incorporation of Delta provides that no director shall be personally liable to Delta or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

     Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

     Article Tenth of Delta's Certificate of Incorporation provides that Delta shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of that fact that he is or was serving as a director, officer or employee of Delta, or, that, at the request of Delta, he is or was serving another corporation or enterprise in any capacity.

     Delta has purchased and maintains at its expense, on behalf of directors and officers, insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

4.1 Delta's Certificate of Incorporation (Filed as Exhibit 4.1 to Delta's Registration Statement on Form S-8 (Registration No. 333-16471)).*

4.2 Delta's By-Laws (Filed as Exhibit 3.2 to Delta's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997).*

4.3 Rights Agreement dated as of October 24, 1996, between Delta and First Chicago Trust Company of New York, as Rights Agent (Filed as
           Exhibit 1 to Delta's Form 8-A/A Registration Statement dated November 4, 1996).*

4.4        1989 Stock Incentive Plan of Delta Air Lines, Inc., as amended.

5 Opinion of Robert S. Harkey, Esq., regarding legality of shares being registered.

15         Arthur Andersen LLP letter regarding unaudited financial information.

23(a)      Consent of Robert S. Harkey, Esq. (included in Exhibit 5).

23(b)      Consent of Arthur Andersen LLP.

24         Powers of Attorney.

--------------------------------

* Incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

(a)  (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, and State of Georgia, on the 6th day of April, 1998.

                                              DELTA AIR LINES, INC.


                                              By:  /s/ Leo F. Mullin
                                                 ------------------------------
                                                 Leo F. Mullin
                                                 President and Chief Executive
                                                 Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 6th day of April, 1998, by the following persons on behalf of the registrant and in the capacities indicated.

SIGNATURE                                      TITLE
---------                                      -----

/s/ Leo F. Mullin                        Director, President and
-----------------------------            Chief Executive Officer
Leo F. Mullin                            (Principal Executive Officer)

Edwin L. Artzt*                          Director
-----------------------------
Edwin L. Artzt

Henry A. Biedenharn, III*                Director
-----------------------------
Henry A. Biedenharn, III

James L. Broadhead*                      Director
-----------------------------
James L. Broadhead

Edward H. Budd*                          Director
-----------------------------
Edward H. Budd

R. Eugene Cartledge*                     Director
-----------------------------
R. Eugene Cartledge

Mary Johnston Evans*                     Director
-----------------------------
Mary Johnston Evans

Gerald Grinstein*                        Non-Executive Chairman of the Board
-----------------------------            and Director
Gerald Grinstein

Jesse Hill, Jr.*                         Director
-----------------------------
Jesse Hill, Jr.

Andrew J. Young*                         Director
-----------------------------
Andrew J. Young

/s/ Edward H. West                       Chief Financial Officer (Acting)
-----------------------------            (Principal Financial Officer
Edward H. West                           and Principal Accounting Officer)


*By:  /s/ Edward H. West                 Attorney-In-Fact
-----------------------------
    Edward H. West

                                 EXHIBIT INDEX

Exhibit No.                          Description of Exhibits
----------------  --------------------------------------------------------------
4.1 Delta's Certificate of Incorporation (Filed as Exhibit 4.1 to Delta's Registration Statement on Form S-8 (Registration No. 333-16471)).*

4.2 Delta's By-Laws (Filed as exhibit 3.2 to Delta's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997).*

4.3 Rights Agreement dated as of October 24, 1996, between Delta and First Chicago Trust Company of New York, as Rights Agent (Filed as Exhibit 1 to Delta's Form 8-A/A Registration Statement dated November 4, 1996).*

4.4               1989 Stock Incentive Plan of Delta Air Lines, Inc., as amended

5 Opinion of Robert S. Harkey, Esq., regarding legality of shares being registered.

15 Arthur Andersen LLP letter regarding unaudited financial information.

23(a)             Consent of Robert S. Harkey, Esq. (included in Exhibit 5).

23(b)             Consent of Arthur Andersen LLP

24                Powers of Attorney.

---------------
* Incorporated herein by reference.